UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

NABRIVA THERAPEUTICS AG

(Exact name of registrant as specified in its charter)

Republic of Austria	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Leberstrasse 20 1110 Vienna, Austria +43 (0)1 740 930	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares each representing one tenth (1/10) of a Common Share	The NASDAQ Stock Market LLC

Common Shares, nominal value €1.00 per share	The NASDAQ Stock Market LLC *

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file numbers to which this form relates: 333-205073

Securities to be registered pursuant to Section 12(g) of the Act: None

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The NASDAQ Stock Market LLC. The American Depositary Shares represent Common Shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6.

Item 1.	Description of Registrant’s Securities to be Registered.

Nabriva Therapeutics AG (the “Registrant”) hereby incorporates by reference (a) the description of its Common Shares, nominal value €1.00 per share, to be registered hereunder under the heading “Description of Share Capital,” (b) the description of its American Depositary Shares, each representing one tenth (1/10) of a Common Share, to be registered hereunder under the heading “Description of American Depositary Shares” and (c) the information set forth under the heading “Taxation,” in each case, in the Registrant’s Registration Statement on Form F-1 (File No. 333-205073), as originally filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2015, as subsequently amended (the “Registration Statement”), and any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NABRIVA THERAPEUTICS AG

By:	/s/ Ralf Schmid
Name:	Ralf Schmid
Title:	Chief Financial Officer

Dated: September 15, 2015

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